EXHIBIT 10.10

                                December 1, 1997

CellularVision of New York, L.P.
140 58th Street
Loft 9-W
Brooklyn, New York 11220

Attention: John G. Walber, IV,
President and Chief Operating Officer

Dear John:

     As you know, LogiMetrics, Inc. ("LogiMetrics") and mmTech, Inc. ("mmTech") have been engaged in discussions with CellularVision Technology & Telecommunications, L.P. ("CT&T") and various of its affiliates for over two months in an effort to reach mutually agreeable terms pursuant to which, among other things, we would receive payment in respect of equipment previously ordered by CellularVision of New York, L.P. ("CVNY") through CT&T. As you know, because of CT&T's failure to pay amounts due to us, we have, among other things, suspended deliveries of new equipment to CVNY and warranty service on equipment purchased by CVNY.

     In order to resolve these outstanding matters, CVNY has proposed to enter into an agreement directly with LogiMetrics pursuant to which CVNY would assume responsibility for certain equipment purchased through CT&T and, in exchange, LogiMetrics would agree that it or rnmTech would continue servicing CVNY's equipment so long as CVNY continues to meet its obligations hereunder. Accordingly, in consideration of the mutual covenants contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. CVNY shall pay on behalf of CT&T the sum of $2,971,694.81 (net of all royalties, discounts, offsets, damages or other deductions owed to or claimed by CT&T or CVNY) in respect of equipment previously ordered by CVNY through CT&T pursuant to the invoices listed on Exhibit A attached hereto (collectively, the "Invoices"). CVNY hereby confirms the Invoices.

     2. In partial payment of the amount set forth in paragraph 1 above, CVNY has paid to LogiMetrics the sum of $350,000, receipt of which is hereby acknowledged.

     3. To evidence the remaining sums owed to LogiMetrics and mmTech, simultaneously herewith CVNY is executing and delivering to LogiMetrics a $2,621,694.81 Secured Promissory Note, in substantially the form of Exhibit B attached hereto (the "Note"). To secure its obligations under the Note, CVNY is also executing and delivering to LogiMetrics simultaneously herewith a General Security Agreement, in substantially the form of Exhibit C attached hereto (the "Security Agreement"), pursuant to which CVNY has granted to

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LogiMetrics a first priority  security  interest in the equipment  referenced in the Invoices and the proceeds therefrom. CVNY further agrees that it will promptly execute and deliver to LogiMetrics such other instruments or documents as LogiMetrics may reasonably request in order to evidence the grant of the security interest to it (the "Other Loan Documents").

     4. The delivery of Equipment not already in the possession of CVNY shall be made at such times as the parties hereto may mutually agree from time to time.

     5. In consideration of the payments made and to be made by CVNY pursuant to the Note and this Agreement, LogiMetrics has delivered to CVNY (i) two revision 1 traveling wave tube amplifiers, serial numbers 9008 and 9016, which CVNY had previously delivered to LogiMetrics for non-warranty service, each of which has been returned in working order, (ii) one revision 2 traveling wave tube amplifier, and (iii) one set of high and low voltage and control cables.

     6. LogiMetrics shall cause mmTech to provide a limited warranty on mmTech's then current form on the transmitting equipment to be purchased by CVNY pursuant to Invoices attached hereto as Exhibit E (collectively, the "Transmitting Equipment") for a period of two years from the date of shipment (which warranty shall be freely transferable to unaffiliated third-party purchasers of Transmitting Equipment); provided, however, that mmTech's standard warranty shall apply with respect to any traveling wave tubes contained in such Transmitting Equipment with the warranty period thereunder being deemed to have commenced on the date of invoice by mmTech. At CVNY's request, LogiMetrics will or will cause mmTech to use commercially reasonable efforts to cooperate with CVNY, at CVNY's sole expense, in obtaining extended warranty terms from unrelated suppliers of components used in the Transmitting Equipment.

     7. So long as CVNY is in full compliance with the terms of this Agreement, the Note, the Security Agreement and the Other Loan Documents, LogiMetrics shall or shall cause mmTech to perform all warranty repairs and service on equipment sold by them to CVNY (including equipment which is subsequently re-sold to non-aff~liated third parties) in accordance with the terms of their respective limited warranties. The foregoing sentence is not intended to enlarge, extend or otherwise amend, modify or supplement the terms of such limited warranties.

     8. With respect to the eight re-rads remaining to be delivered to CT&T pursuant to the letter agreement, dated June 5, 1997 (the "Re-Rad Agreement"), CV~Y agrees that, on behalf of CT&T, it will accept delivery and pay for four of such re-rads no later than January 30, 1998 and the remaining four re-rads not later than March 30, 1998. CVNY shall pay LogiMetrics $85,000 for each re-rad delivered to CVNY no later than the close of business on (x) January 30, 1998, in the case of the re-rads to be purchased on or prior to January 30, 1998, and
(y) March 30, 1998, in the case of the re-rads to be purchased on or prior to March 30, 1998, and shall give LogiMetrics a credit of $15,000 per re-rad to amortize the remaining amount advanced by CT&T to LogiMetrics under the Re-Rad Agreement. All payments by CVNY shall be made by wire transfer of immediately available funds to an account or accounts previously specified by Logimetrics.

     9. LogiMetrics acknowledges that CVNY is currently negotiating with one or more lenders the terms and conditions of a proposed senior secured working capital facility (the "Facility") and that a portion of the proceeds of the Facility will be used to repay certain amounts

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under the Note. Accordingly,  if requested by CVNY, LogiMetrics shall enter into a mutually acceptable subordination agreement with the lender or lenders under the Facility pursuant to which LogiMetrics will agree to subordinate its right to receive payment of an amount not to exceed (i) $1,853,916, less (ii) the net amount received by LogiMetrics from the sale or other disposition of any collateral securing CVNY's obligations under Note to CVNY's obligations under the Facility.

     10. Except for its rights under (i) this Agreement, (ii) the Note, (iii) the Security Agreement, (iv) the Other Loan Documents, (v) the Invoices, and
(vi) the Re-Rad Agreement (collectively, the "Continuing Agreements"), CVNY, on its own behalf and on behalf of its affiliates (other than the CT&T Parties (as defined below)), partners, parents, subsidiaries, predecessors, successors, assigns, legal representatives and any and all persons or entities claiming by or through any of them (the "CellularVision Parties"), hereby release and forever discharge LogiMetrics, mmTech, and their respective stockholders, directors, officers, employees, agents and representatives, and any and all persons or entities claiming by or through any of them (collectively, the "LogiMetrics Released Persons") of and from any and all manner of actions, causes of action, suits, account reckonings, covenants, agreements, darnages, judgments, claims and demands whatsoever, at law or in equity, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, which the CellularVision Parties ever had, now have or may hereafter have against the LogiMetrics Released Persons arising on or prior to the date hereof, however and wherever arising. None of the CellularVision Parties shall institute any action, claim or complaint of whatever kind or nature against a LogiMetrics Released Person in any federal, state or local court or other governmental agency or administrative tribunal relating to any claim which has been released hereby.

     Except for their respective rights under the Continuing Agreements, LogiMetrics, on its own behalf and on behalf of mmTech and their respective affiliates, parents, subsidiaries, predecessors, successors, assigns, legal representatives and any and all persons or entities claiming by or through any of them (the "LogiMetrics Parties"), hereby release and forever discharge CVNY and its partners, officers, employees, agents and representatives, and any and all persons or entities claiming by or through any of them (excluding the CT&T Parties (as def~ned below)) (collectively, the "CellularVision Released Persons") of and from any and all manner of actions, causes of action, suits, account reckonings, covenants, agreements, damages, judgments, claims and demands whatsoever, at law or in equity, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, which the LogiMetrics Parties ever had, now have or may hereafter have against the CellularVision Released Persons arising on or prior to the date hereof, however and wherever arising; provided, however, that this release shall not extend to any and all manner of actions, causes of action, suits, account reckonings, covenants, agreements, darnages, judgments, claims and demands whatsoever, at law or in equity, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, which the LogiMetrics Parties ever had, now have or may hereafter have against CT&T, its partners, officers, employees, agents and representatives (the "CT&T Parties"). None of the LogiMetrics Parties shall institute any action, claim or complaint of whatever kind or nature against any CellularVision Released Person in any federal, state or local court or other governmental agency or administrative tribunal relating to any claim which has been released hereby.

     11. So long as CVNY is in full compliance with the terms of this Agreement, the Note, the Security Agreement and the Other Loan Documents, LogiMetrics shall not seek repayment from CT&T for the equipment purchased pursuant to the Invoices or commence or maintain any action, suit, claim or proceeding seeking such repayment from CT&T. The provisions of this Section 10 are not intended to limit or otherwise modify LogiMetrics' rights under this Agreement or to be a release of any claim LogiMetrics or mrnTech may have against CT&T.

     12. CVNY hereby represents and warrants to LogiMetrics as follows:

     (a) Such entity is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease its property and assets and to carry on its business as presently conducted.

     (b) Such entity has full power and authority to execute and deliver this Agreement, the Note, the Security Agreement and the Other Loan Documents and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite partnership and general partner action. Each of this Agreement, the Note, the Security Agreement and the Other Loan Documents has been duly authorized, executed and delivered by such entity and constitutes a valid and binding obligation of such entity, enforceable against it in accordance with its terms.

     (c) Neither the execution and delivery of this Agreement, the Note, the Security Agreement or the Other Loan Documents nor the performance by such entity of its obligadons hereunder or thereunder will (i) contravene any provision contained in such entity's Certificate of Limited Partnership or partnership agreement, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under
(A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or reguladon or other restriction of any governmental authority, in each case to which such entity is a party or by which it is bound or to which any of its assets or properties are subject, (iii) result in the creadon or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restricdon or other encumbrance on any of such entity's assets or properties (except for the security interests created pursuant to the Security Agreement), or (iv) result in the acceleration of, or permit any person or entity to accelerate or declare due and payable prior to its stated maturity, any obligation of such entity.

     (d) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person or entity is necessary for the execution, delivery or performance by such entity of this Agreement, the Note, the Security Agreement and the Other Loan Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

     (e) CT&T has assigned to CVNY all of CT&T's right, title and interest in and to (i) any advances made to LogiMetrics or mmTech on or prior to the date hereof in respect of the equipment included in the Invoices and (ii) all royalty payments to which CT&T may be entitled to receive from LogiMetrics or mmTech from the sale of (A) the equipment included in the Invoices and (B) transmitting equipment purchased by WIC Connexus Ltd. on or prior to the date hereof. A true and complete executed counterpart of such assignment has previously been provided to LogiMetrics.

     13. This letter agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without regard to the choice of law provisions thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by such methods as are authorized by law. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the parties hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     14. This agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives.

                  [remainder of page intentionally left blank]

     If the foregoing accurately reflects our mutual understanding, please so indicate by executing a counterpart of this Agreement and returning it to the undersigned at which time this Agreement shall become the legal and validly binding agreement of the parties hereto.

                                             Very truly yours,

                                             /s/Norman M. Phipps
                                             ______________________________
                                             Norman M. Phipps,
                                             President - LogiMetrics, Inc.

ACCEPTED AND AGREED:

CellularVision of New York, L.P.

By: /s/John G. Walber
    _____________________________________
    John G.Walber, IV, President and Chief
    Operating Officer

Dated: December 1,1997

Exhibit A

       Invoice Number

          70318
          70411
          71401
         970323
         716012
          71602
         717011
          71901
          97041
          73501
          73503
          72801a
         972202
         972203
        9722021
        9722031
        9722024
          72002
          72101
          72101a
          72402
          72502
          72501
          72702
          72901
          73001
         950324
          96084
           9870
           9833
          97035
          73301
          73501
          70904

Exhibit B

       Invoice Number

          72601
          72601a
          72704
          72704a
          72703a
          72705
          73506
          73505
          73504
          73507
          73502

                                                            EXHIBIT C

                           GENERAL SECURITY AGREEMENT

     GENERAL SECURITY AGREEMENT, dated as of December 1, 1997, by and between CellularVision of New York, L.P., a Delaware limited partnership ("Borrower"), and LogiMetrics, Inc., a Delaware corporation ("Lender").

                                   WITNESSETH

     WHEREAS, Borrower is indebted to Lender in the amount of $2,621,694.81; and

     WHEREAS, in order to evidence the indebtedness referred to above, Borrower has delivered to Lender a $2,621,694.81 Secured Promissory Note (the "Note"); and

     WHEREAS, the Note is to be secured by the security interests in the Collateral granted herein;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof', "herein", "hereunder", "this Agreement" and words of similar in~port when used in this Agreement shall refer to this Agreement as a whole and not any par-.icular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Equipment" shall mean the equipment and machinery of Borrower listed on Exhibit A hereto, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.2 "Event of Default" shall have the meaning set forth in Section 6.1 hereof.

     1.3 "Financing Agreements" shall mean, collectively, the Note, the Letter Agreement, dated December 1, 1997, by and between Borrower and Lender, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any other Obligor in connection with the Note, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.4 "Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, Borrower or otherwise, whether arising under this Agreement, the other Financing Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.5 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

     1.6 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects Subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government, or any agency or instrumentality or political subdivision thereof.

     1.7 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Equipment, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

Section 2. Grant of Securitv Interest

     To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

     2.1 all Equipment;

     2.2 all Records; and

     2.3 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

Section 3. Collateral Covenants

     3.1 Equipment Covenants. With respect to the Equipment: (a) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (d) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (e) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) Borrower shall assume all responsibility and liability arising from the use of the Equipment.

     3.2 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as its true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing at any time to (i) take control in any manner of any item of payment or proceeds of Collateral, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds of Collateral and deposit the same in the Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Collateral, and (v) execute in Borrower's name and file any UCC financing statement, or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final nonappealable order of a court of competent jurisdiction.

     3.3 Right to Cure. Lender may, at its option, at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral, and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account(s) therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     3.4 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of and realization of other Collateral.

Section 4. Representations and Warranties

     Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement):

     4.1 Existence, Power and Authority: Subsidiaries. Borrower is a limited partnership duly organized and in good standing under the laws of its state of organization. Borrower is duly qualified as a foreign partnership and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on its financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's partnership powers, have been duly authorized ant are not in contravention of law or the terms of Borrower's certificate of limited partnership, agreement of limited partnership or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms. Borrower does not have any subsidiaries.

     4.2 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning the Collateral are located only at the address set forth below Borrower's signature. Each item of Equipment that has been delivered to Borrower will be located within the State of New York. Notwithstanding the foregoing, Borrower may establish new locations for the Collateral in accordance with Section 5.2 below.

     4.3 Trade Names. Borrower does not have or operate in any jurisdiction under any trade names, fictitious names or other names except its legal name.

     4.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens permitted under Section 5.5 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically permitted under Section 5.5 hereof.

     4.5 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby is true and correct in all material respects on the date as of which such information is dated and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects (financial and other) of Borrower, which has not been fully and accurately disclosed to Lender in writing.

     4.6 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

Section 5. Affirmative and Negative Covenants

     5.1. Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full force and effect its partnership existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its partnership name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to its Certificate of Limited Partnership providing for the name change certified by the Secretary of State of the jurisdiction of formation of Borrower as soon as it is available.

     5.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

     5.3 Insurance.  Borrower  shall,  at all times,  maintain with  financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by Persons of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any of Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

     5.4 Other Information. Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations having a value or involving an amount of $25,000 or more, or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise, and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

     5.5 Encumbrances. Borrower agrees that it shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books; and (c) nonconsensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books.

     5.6 Costs and Expenses. Subject to the terms of the Note, Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the CollateraL this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees and search fees; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and
(e) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     5.7 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

     5.8 Release of Collateral. Borrower shall have the right to sell any part of the Collateral free and clear of the security interest and liens created by this Agreement, provided that the net proceeds of any such sale are applied to reduce the Obligations (a "Permitted Sale"). In connection with the any Permitted Sale, Lender, at the request and expense of the Borrower, will duly assign transfer and deliver to Borrower such of the Collateral as is then being so sold and as may be in the possession of Lender. At the request of Borrower, Lender shall, at Borrower's expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence the release of the security interest and liens on the Collateral being sold in any such Permitted Sale.

Section 6. Events of Default and Remedies

     6.1 Events of Default. The occurrence or existence of any Event of Default under the Note is referred to herein individually as an "Event of Default", and collectively as "Events of Default".

     6.2 Remedies.

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any other Obligor, (except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any other Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in clause (x) of the definition thereof in the Note, all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral, or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

          (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for in the Note and all costs and expenses of collection or enforcement, including attorneys, fees and legal expenses.

Section 7. Jury Trial Waiver; Other Waivers and Consents: Governing Law

     7.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

          (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof.

     (b) Borrower hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court for any county in New Jersey and the United States District Court for the District of New Jersey and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or in any way connected or related or incidental to the dealings of Borrower and Lender in respect of this Agreement or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or any of its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

          (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

          (d) BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER TH[S AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR

INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTrNG OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and nonappealable judgment or court order binding on Lender that the losses were the result of acts or omissions of Lender constituting Lender's own gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

     7.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     7.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     7.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     7.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or, attendant thereto, including, without limitation, amounts paid in settlement, Court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the payment of the Note. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

Section 8. Miscellaneous

     8.1 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at 50 Orville Drive, Bohemia, New York 11716,
Attention: Norman M. Phipps, and to Borrower at its chief executive office set forth below, or to such other address as any party may designate by written notice to the others in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     8.2 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     8.3 Successors. This Agreement shall be binding upon Borrower and its successors and assigns and inure to the benefit of and be enforceable by Lender and its successors and assigns, except that Borrower may not assign its rights under this Agreement without the prior written consent of Lender. Any purported assignment in violation of this Section 8.3 shall be null and void ab initio.

     8.4 Entire Agreement. This Agreement, any supplements hereto, and any instruments or documents delivered or to be delivered in connection herewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by the undersigned, "hereunto duly authorized, as of the date first written above.

 ATTEST:                                    CELLULARVISION OF NEW YORK, L.P.

                                            By:

_______________________________             ____________________________________
 Name:                                      John G. Walber, IV, President
                                            and Chief Operating Officer

          Chief Executive Office:           140 58th Street
                                            Loft 9-W
                                            Brooklyn, New York 11220

 ATTEST:                                         LOGIMETRICS, INC.

______________________________              By:_________________________________
 Name:                                         Norman M. Phipps, President

                                                                      EXHIBIT D
                             [DELETED BY AMENDMENT]

                                                                 EXHIBIT E

                             TRANSMITTING EQUIPMENT

     INVOICE NUMBER

          72601
          72704
          72703a
          72705
          73506
          73505
          73504
          73507